UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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TARGET CORPORATION
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Commencing on or after April 28, 2015, Target Corporation will provide the attached materials to certain of its shareholders.

2015 Proxy Season Update

2 Business, Governance and Compensation Update . New CEO Focused on Executing Target’s Reshaped Strategy. Brian Cornell joined Target in August 2014 bringing more than three decades of relevant industry experience and a commitment to improving company performance and driving profitable growth . Significant Transition of Board Leadership Roles. In light of Jim Johnson’s retirement, the Independent directors elected Doug Baker as our new Lead Independent Director, and we rotated the chair positions of key Board Committees . Executing on Key Priorities for Growth. After deciding to discontinue operations in Canada, we are refocusing on the U.S. and on five key priorities to position Target for future growth . Disciplined Capital Allocation Strategy. Our financial discipline and strong capital position allowed us to continue to deliver on our track record of returning capital to shareholders . Continued Shareholder Engagement. Since our 2014 annual meeting, we engaged with shareholders owning approximately 41% of shares voted on compensation, governance and other matters relevant to our business . Strong Governance Practices. We are committed to governance practices that protect shareholder rights and promote accountability . Enhanced Risk Management Oversight. We continue to build on our current risk management practices, including establishment of new management roles and enhanced transparency of how oversight occurs at the Board and Committee levels . Proven Record of Accountability in Pay Programs. We implemented major changes to our compensation program in 2014, resulting in increased alignment of pay and performance, and a new CEO pay package that is significantly performance based New Leadership Reshaped Business Strategy Commitment to Strong Governance, Risk Management and Compensation Practices

Reshaped Business Strategy 3 Leading in digital/omnichannel and taking a “channel agnostic” view to growing our business 1 2 3 4 5 Defining category roles and re-establishing leadership in signature categories (style, baby, kids and wellness) Becoming much more localized in the assortment and experience we provide in our stores, and much more personalized in the digital experience we deliver Developing and testing new formats, including our work on urban formats like CityTarget and TargetExpress Reducing complexity and controlling costs to fuel our investments in strategies that will grow our business Five Strategic Priorities

Strong Commitment to Shareholders 4 . Capacity to Invest in the Business . Improve traffic and sales . Accelerate omnichannel transformation . Assess expansion of urban store formats . Return Capital to Shareholders . Long history of dividends and regular increases . Share repurchase program used to return additional capital as circumstances allow Strong Balance Sheet and Cash Flow Generation Total Shareholder Return 34% 29% 57% 48% 61% 1 YR 2 YR 3 YR 4 YR 5 YR Track Record of Capital Return $7.9B $4.4B 20% Shares repurchased in the last five years Dividends paid in the last five years 2014 increase in annual dividend Since 2010, $7.9B has been returned to shareholders through share repurchases Since 2010, $4.4B has been returned to shareholders through dividends Our 43rd successive year of dividend growth

A Well-Balanced, Independent & Evolving Board 3 Directors 3 Directors 4 Directors < 5 years 5-10 years > 10 years Average Director Tenure = 6.8 Years . Leadership of Large / Complex Organizations . Marketing / Brand Management . Real Estate . Workforce Management . Technology . Multi-National Operations / Supply Chain Logistics . Finance / Risk Management . Public Affairs / Corporate Governance 5 Female 30% Male 70% Gender Diversity Doug Baker Lead Independent Director Anne Mulcahy Compensation Committee Chair John Stumpf Nominating & Governance Committee Chair Derica Rice Audit Committee Chair Refreshed Key Board Leadership Roles Balanced Board Tenure Gender Diversity Skills and Experience

Leadership Structure Provides Independent Oversight The Board will continue to seek shareholder feedback on board leadership structure and to periodically re-evaluate this structure going forward 6 . To balance combined Chair and CEO roles, our current leadership structure and governance provide for robust, independent oversight of our company: . Thoughtful and deliberate board leadership assessment upon CEO transition, including shareholder feedback and advice from a third-party organizational consultant, to determine the best leadership structure based on the specific circumstances of the company . Lead Independent Director with significant responsibilities outlined in our Corporate Governance Guidelines, who is elected annually by our independent directors; that position was recently transitioned to Mr. Baker in March 2015 . Regular executive sessions of the independent directors that are presided over by our Lead Independent Director with no members of management present . Independent Chairpersons leading all Board Committees, who determine matters to be discussed and materials to be evaluated by each of their respective Committees The Board believes that Mr. Cornell is well-suited to hold the combined Chair/CEO roles and is recommending a vote against the shareholder proposal that requests an independent Chair

. Given the evolving environment around risk oversight, during 2014 we embarked on a comprehensive review of the allocation of responsibility at the company to build and improve on our overall risk management structure . Established new executive-level role of Chief Risk & Compliance Officer reporting directly to the CEO . Hired new Chief Information Officer . Hired new Chief Information Security Officer . Realigned the Board’s role in risk oversight to provide greater transparency about how risk oversight is exercised at the Board and Committee levels Enhanced Risk Management Practices 7 RESPONSIBLE PARTY GENERAL DESCRIPTION OF RISK OVERSIGHT FUNCTION Management Identification, assessment and management of risks Board of Directors Continuous oversight of overall risks, with emphasis on strategic risks Audit Committee Financial reporting and internal control risks Compensation Committee Compensation policies, practices and incentive-related risks Nominating & Governance Committee Board and management succession risks Corporate Risk & Responsibility Committee Operating, business, compliance and reputational risks, including information security and technology Finance Committee Financial risks, including liquidity and market risk

A Commitment to Sound Corporate Governance 8 Board Composition and Accountability Shareholder Rights . 100% Independent Board (except CEO) . Diversity of Relevant Experiences . Strong Lead Independent Director Role . Annual Management Succession Planning Review . Director Tenure Policies . Director Overboarding Policy . Committee Membership and Leadership Rotations . Board Evaluations and Board Refreshment . Risk Oversight . Robust and Ongoing Shareholder Engagement Strategy . Annual Election of Directors . Majority Voting Standard for Director Elections, with Director Resignation Policy . Shareholder Right to Call a Special Meeting (10%) . Single Voting Class of Stock . No Poison Pill

Compensation Practice Target Approach Pay for Performance . Over 80% of total direct compensation package features performance-based metrics, including 100% of annual long-term incentives. LTI awards are based on relative performance Ownership Guidelines . Increased from 5x to 7x base salary for CEO; 3x base salary for non-CEO executive officers Annual Shareholder “Say on Pay” . Annual advisory vote from shareholders to approve executive compensation Double-Trigger Change-in-Control Provisions . Double-trigger change-in-control provisions for all equity awards (starting in January 2015) Annual Risk Assessment . Conduct annual risk assessment of our compensation program Clawback Policy . Recovery of incentive cash and equity compensation if it is earned based on inaccurate financial statements Independent Compensation Consultant . Compensation Committee retains an independent compensation consultant No Hedging or Pledging of Company Stock X Executive officers and directors prohibited from directly or indirectly hedging to offset market value of Target common stock and pledging Target common stock as collateral No Tax Gross-Ups X No tax gross-ups provided to our executive officers No Dividends on Unearned Performance Awards X We do not pay dividends on unearned performance awards No Repricing or Exchange of Underwater Options X No repricing or exchange of underwater stock options without shareholder approval No Employment Contracts X None of our current named executive officers has an employment contract 9 Compensation program incorporates best governance practices and strongly links pay and performance Since our 2014 Say on Pay vote, we engaged with shareholders representing approximately 41% of shares voted Our Compensation Committee Chair led the majority of engagements focused on compensation and other business topics Effective Executive Compensation Practices

Compensation Closely Linked to Performance 10 In connection with the one-time charges associated with our decision to exit Canada, the Board determined that we did not meet our 162(m) threshold in fiscal 2014 which resulted in NEO's forfeiture of short-term incentive plan for fiscal 2014 and certain outstanding equity awards spanning multiple years (1) Represents annual at-goal TDC 107% 0% 0% 0% 50% 100% 150% 200% 2012 2013 2014 % vs goal Payouts for Financial Component of Annual Incentive Actual Goal 107.5% 77% 41.5% 0% 25% 50% 75% 100% 125% 150% 2010-2012 2011-2013 2012-2014 % vs goal Payouts for PSU Awards Actual realized value is 0% due to forfeiture. Would have paid out at 41.5% had the 162(m) threshold been met. Proven Record of Accountability in Pay Programs New CEO Pay Closely Aligned with Performance [CATEGOR Y NAME] [PERCENT AGE] [CATEGOR Y NAME] [PERCENT AGE] [CATEGOR Y NAME] [PERCENT AGE] [CATEGOR Y NAME] [PERCENT AGE] Performance-Based: 89% . New CEO compensation structured in shareholders’ interests . Target level total direct compensation is at the peer group median . “Make-whole” equity grant structured to exclusively offset only compensation lost in job transition and is designed to align with Target’s performance . Increased share ownership guideline to 7x base salary . No employment agreement, 280G golden parachute or special retirement benefits

11 Our current leadership team has developed and launched a strategy to strengthen our core business and drive profitable growth . The management team is focused on prioritizing our U.S. operations and our five key priorities to transform Target’s business for long-term growth, as demonstrated by the strong momentum shown in fiscal 2014 third and fourth quarter results . The current team no longer includes those most directly responsible for developing and executing Target’s former strategy and rapid expansion into Canada . Exiting Canada in an effort to reinvigorate the business and position Target for future growth was a difficult decision and resulted in NEO’s forfeiture of the following awards: - PSUs granted in March 2012, March 2013 & January 2014 - PBRSUs granted in January 2014 - Personal and financial components of Short-Term Incentive (STI) Plan for Fiscal 2014 . To recognize the NEOs for dedicated performance during an extended leadership transition last year, the Compensation Committee determined it appropriate to approve bonus payments, well below at-goal STI, for the currently employed NEOs, excluding our CEO In order to connect the current management team’s pay with its performance in achieving goals designed to reposition Target and drive long-term growth consistent with our transformational plan, the Compensation Committee and independent members of our Board approved Strategic Alignment Awards . Our Compensation Committee believed it was important that there be absolute and specific measures in addition to the long-term relative performance measures that anchor 100% of the ongoing long-term incentives . The Strategic Alignment Awards have a two-year performance period and include performance metrics that are designed to align with the transformational plan set by our CEO and Board Compensation Decisions to Support New Strategy